As filed with the Securities and Exchange Commission on April 16, 2014

Registration No. 333-38250

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-38250

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KRISPY KREME DOUGHNUTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	56-2169715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

370 Knollwood Street
Winston-Salem, North Carolina 27103
(336) 725-2981
(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

KRISPY KREME DOUGHNUT CORPORATION RETIREMENT SAVINGS PLAN
(as amended and restated)
(Full title of the plan)

Douglas R. Muir
Chief Financial Officer
Krispy Kreme Doughnuts, Inc.
370 Knollwood Street
Winston-Salem, North Carolina 27103
(336) 725-2981
(Name, Address, including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

       Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

       This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form-S-8 (Registration No. 333-38250) filed by Krispy Kreme Doughnuts, Inc. (the “Company”) on May 31, 2000 (the “Registration Statement”) registering the offer and sale of 250,000 shares of common stock of the Company (the “Common Stock”) under the Krispy Kreme Doughnut Corporation Retirement Savings Plan (the “Retirement Savings Plan”).

       Shares of Company Common Stock have been eliminated as an investment option under the Retirement Savings Plan. In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, this Post-Effective Amendment is being filed to deregister and remove all of the previously registered shares of Common Stock that remain unissued and unsold under the Registration Statement as of the date hereof.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Winston-Salem, State of North Carolina, on this 16th day of April, 2014.

KRISPY KREME DOUGHNUTS, INC.

By:	/s/ Douglas R. Muir
Name:	Douglas R. Muir
Title:	Chief Financial Officer